Tompkins Financial Corporation 10-K
Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tompkins Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-108002, 333-212636 and 333-229469) on Forms S-8 and in the registration statements (No. 333-219427 and 333-226312) on Forms S-3 of Tompkins Financial Corporation and subsidiaries (the “Company”) of our reports dated March 1, 2019 with respect to the consolidated statements of condition of the Company as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Albany, New York
March 1, 2019